Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Third Quarter 2022 Financial Results

Cloud ARR up 75% to $1.11 Billion; Net New Cloud ARR up 107%

Expects 70% Cloud Mix in Q4; Increases Full-Year Cloud ARR Outlook

Projects Cloud Business Will Reach $2 Billion Next Fiscal Year

SAN FRANCISCO – December 1, 2021 – Splunk Inc. (NASDAQ: SPLK), the data platform leader for security and observability, today announced results for its fiscal third quarter ended October 31, 2021.

Third Quarter 2022 Financial Highlights
•Cloud ARR was $1.11 billion, up 75% year-over-year.
•Total ARR was $2.83 billion, up 37% year-over-year.
•Cloud revenue was $243 million, up 68% year-over-year.
•Total revenues were $665 million, up 19% year-over-year.
•270 customers with cloud ARR greater than $1 million, up 96% year-over-year.
•635 customers with total ARR greater than $1 million, up 43% year-over-year.

“Q3 marked a significant milestone for Splunk as it was our first billion-dollar cloud ARR quarter, with cloud accounting for a record 68% of our software bookings,” said Graham Smith, interim CEO and chair of Splunk. “Our third quarter results underscore the role Splunk is playing in our customers’ digital transformations and the immense trust organizations have in our data platform and security and observability solutions.”

“Once again, our execution was very strong as we grew cloud ARR by $130 million to more than $1.1 billion dollars, up 75% over last year,” said Jason Child, CFO of Splunk. “We finished Q3 with 635 customers with total ARR greater than $1 million dollars, up 43% from a year ago.”

“The demand environment remains strong,” continued Child, “and customer engagement is excellent, especially for existing customers managing their hybrid environments. We expect our momentum to continue through the end of the year and we’re on track to end FY22 with more than $3 billion of total ARR.”

Business Highlights:

New and Expansion Customers Include: Alamo Group Inc., ATB Financial, Bambuser, Bendigo and Adelaide Bank, Blue Yonder, CAINZ Corporation, Commonwealth Bank Australia, Duck Creek Technologies, LendingClub, Veolia, University of Nebraska, and University of Virginia.

•Splunk Ushers in New Era of Data-Driven Transformation at .conf21: Over 20,000 attendees joined Splunk’s annual user conference to learn how they can accelerate innovation, strengthen their security posture and bolster resilience.
◦Splunk Cloud and Splunk Enterprise: Splunk unveiled the latest enhancements to Splunk Cloud Platform and Splunk Enterprise to help organizations manage and thrive throughout their cloud journeys. These enhancements include Ingest Actions, currently in preview, which allows customers to take action on data in motion to redact, filter and route data to external S3-compliant destinations.
◦Splunk Drives Observability and Security Advancements: Additional enhancements spanned the Splunk observability portfolio to improve application performance, productivity and innovation and the Splunk security portfolio to help customers increase visibility and accelerate time to detection, investigation and response. Splunk also unveiled SURGe, an elite team of cybersecurity experts that provide technical guidance during high-profile, time-sensitive cyberattacks.
◦Splunk Launches New Partnerverse Program: Splunk launched the Splunk Partnerverse Program to empower its network of over 2,200 partners to build on expertise, differentiate offerings and amplify customer success in the cloud.
◦Splunk Expands Accenture Partnership: Additionally, Accenture and Splunk formed the Accenture Splunk Business Group to bring together Splunk’s platform with Accenture’s functional knowledge, deep industry and technical expertise to help clients maximize insights from data, with a particular focus on AI-powered IT operations, security automation and intelligent supply chain.
•Splunk Receives Provisional Department of Defense Impact Level 5 (IL5) Authorization: The U.S. Defense Information Systems Agency (DISA) has granted the Splunk Cloud Platform U.S. Department of Defense (DoD) Impact Level 5 (IL5) Provisional Authorization (PA) to provide secure cloud solutions for managing mission-critical data. Splunk also recently announced the Government Logging Modernization Program to help Federal government agencies meet the requirements of cyber incident response per Executive Order and guidance included in OMB M-21-31 under the Biden Administration.
•Industry Analysts Recognize Splunk a Leader in ITOA and AIOps: For the seventh year in a row, Splunk ranked No. 1 in IDC’s Worldwide IT Operations Analytics Software Market Shares, 2020,* driven by increased expansion in Splunk’s log management and analytics capabilities. Splunk was also recognized as a Market Leader in AIOps by three prominent market analyst reports: Omdia Universe: Selecting an AIOps Solution, 2021-22 report, Research In Action’s Vendor Selection Matrix™ Artificial Intelligence Predictive Analytics-Top 20 Global Vendors 2021 and Constellation’s ShortList™ for AIOps.

Financial Outlook

The company is providing the following guidance for its fiscal fourth quarter 2022 (ending January 31, 2022):

•Cloud ARR is expected to be between $1.325 billion and $1.350 billion.
•Total ARR is expected to be between $3.085 billion and $3.135 billion.
•Total revenues are expected to be between $740 million and $790 million.
•Non-GAAP operating margin is expected to be between negative 2% and negative 8%.

The company is providing the following guidance for its fiscal year 2022 (ending January 31, 2022):

•Total revenues are expected to be between $2.51 billion and $2.56 billion.
•Non-GAAP operating margin is expected to be between negative 15% and negative 17%.
•Operating cash flow is expected to be approximately $100 million.

The company is providing the following guidance for its fiscal year 2023 (ending January 31, 2023):

•Cloud ARR is expected to be at least $2 billion.
•Total ARR is expected to be approximately $3.9 billion.

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535 in the U.S. or (216) 672-5582 from international locations. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through December 8, 2021 by dialing (855) 859-2056 and referencing Conference ID 6961319.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s guidance for cloud ARR, total ARR, revenue and non-GAAP operating margin targets for the company’s fiscal fourth quarter, and revenue, non-GAAP operating margin and operating cash flow for the company’s fiscal year 2022, and cloud ARR and total ARR for the company’s fiscal year 2023; statements regarding our market opportunity, including trends in the pace of customer digital and cloud transformation; our global presence and trends in customer demand and engagement; the growth of our cloud business; the market for data-related products and the importance of data and our ability to leverage these trends; our strategy, technology and product innovation; expectations for our industry, business and products, such as our business model, customer demand and trust, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis, which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; the emergence and impact of new COVID-19 variants and related public health measures on our business, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations around the world turn data into doing. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2021 Splunk Inc. All rights reserved.

*IDC Worldwide IT Operations Analytics Software Market Shares, 2020: Market Growth Accelerates, Doc #US48125121, Tim Grieser, August 2021.

For more information, please contact:
Media Contact
Patricia Hogan
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenues
Cloud services	$243,042	$144,714	$654,422	$382,736
License	249,021	240,225	611,902	565,424
Maintenance and services	172,688	173,633	506,221	536,147
Total revenues	664,751	558,572	1,772,545	1,484,307
Cost of revenues
Cloud services	100,210	63,354	286,311	176,572
License	1,229	5,009	7,978	16,549
Maintenance and services	86,851	68,417	249,314	204,328
Total cost of revenues	188,290	136,780	543,603	397,449
Gross profit	476,461	421,792	1,228,942	1,086,858
Operating expenses
Research and development	265,145	190,222	772,052	579,643
Sales and marketing	386,932	323,146	1,125,169	966,057
General and administrative	112,750	73,941	399,864	234,746
Total operating expenses	764,827	587,309	2,297,085	1,780,446
Operating loss	(288,366)	(165,517)	(1,068,143)	(693,588)
Interest and other income (expense), net
Interest income	888	2,382	1,774	12,438
Interest expense	(50,723)	(33,972)	(123,326)	(88,557)
Other income (expense), net	411	(710)	334	4,533
Total interest and other income (expense), net	(49,424)	(32,300)	(121,218)	(71,586)
Loss before income taxes	(337,790)	(197,817)	(1,189,361)	(765,174)
Income tax provision	5,532	3,714	8,913	3,258
Net loss	$(343,322)	$(201,531)	$(1,198,274)	$(768,432)

Basic and diluted net loss per share	$(2.14)	$(1.26)	$(7.38)	$(4.83)

Weighted-average shares used in computing basic and diluted net loss per share	160,202	160,515	162,474	158,998

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,304,381	$1,771,064
Investments, current	305,228	87,847
Accounts receivable, net	866,914	1,114,199
Prepaid expenses and other current assets	145,111	162,939
Deferred commissions, current	96,110	136,331
Total current assets	2,717,744	3,272,380
Investments, non-current	43,788	13,728
Accounts receivable, non-current	169,215	347,202
Operating lease right-of-use assets	225,003	356,296
Property and equipment, net	128,974	182,780
Intangible assets, net	178,818	206,153
Goodwill	1,401,628	1,334,888
Deferred commissions, non-current	136,600	69,637
Other assets	87,172	85,422
Total assets	$5,088,942	$5,868,486
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$35,617	$9,319
Accrued compensation	297,733	281,986
Accrued expenses and other liabilities	247,383	202,959
Deferred revenue, current	943,963	1,030,484
Total current liabilities	1,524,696	1,524,748
Convertible senior notes, net	3,095,842	2,302,635
Operating lease liabilities	207,291	330,970
Deferred revenue, non-current	69,658	110,418
Other liabilities, non-current	13,747	5,710
Total non-current liabilities	3,386,538	2,749,733
Total liabilities	4,911,234	4,274,481
Stockholders’ equity
Common stock	166	163
Accumulated other comprehensive loss	(937)	(592)
Additional paid-in capital	4,846,204	4,063,885
Treasury stock	(1,000,000)	—
Accumulated deficit	(3,667,725)	(2,469,451)
Total stockholders’ equity	177,708	1,594,005
Total liabilities and stockholders’ equity	$5,088,942	$5,868,486

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(343,322)	$(201,531)	$(1,198,274)	$(768,432)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,000	24,584	74,625	67,269
Amortization of deferred commissions	32,122	38,097	110,105	99,217
Amortization of investment premiums (accretion of discounts), net	656	54	1,088	(890)
Amortization of debt discount and issuance costs	41,174	26,917	98,958	71,655
Gain on extinguishment of convertible senior notes	—	—	—	(6,952)
Repurchase of convertible senior notes attributable to the accreted interest related to debt discount	—	—	—	(22,149)
Loss on lease termination	—	—	52,524	—
Non-cash operating lease costs	(826)	24	(255)	15,783
Stock-based compensation	203,760	138,790	590,957	452,481
Disposal of property and equipment	—	—	33	981
Deferred income taxes	(1,374)	(1,365)	(1,668)	(2,009)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	40,937	6,632	425,735	190,893
Prepaid expenses and other assets	31,782	(26,949)	16,940	(14,456)
Deferred commissions	(59,774)	(39,617)	(136,847)	(99,771)
Accounts payable	(10,172)	(28,142)	9,526	(5,179)
Accrued compensation	(4,423)	61,688	15,747	310
Accrued expenses and other liabilities	47,067	(12,203)	64,884	(13,497)
Deferred revenue	(20,988)	(30,043)	(128,719)	(132,350)
Net cash used in operating activities	(19,381)	(43,064)	(4,641)	(167,096)
Cash flows from investing activities
Purchases of marketable securities	(69,176)	—	(358,749)	(87,135)
Maturities of marketable securities	36,688	245,595	124,454	743,320
Purchases of strategic investments	(15,450)	—	(15,450)	—
Acquisitions, net of cash acquired	—	(11,758)	(80,333)	(11,758)
Purchases of property and equipment	(5,467)	(2,491)	(9,830)	(28,307)
Capitalized software development costs	(695)	(3,570)	(5,843)	(10,703)
Other investment activities	2,115	(575)	947	(3,461)
Net cash (used in) provided by investing activities	(51,985)	227,201	(344,804)	601,956
Cash flows from financing activities
Proceeds from the exercise of stock options	692	413	1,866	3,084
Proceeds from employee stock purchase plan	—	—	48,246	44,214
Proceeds from the issuance of convertible senior notes, net of issuance costs	(539)	—	982,210	1,246,544
Purchase of capped calls	—	—	—	(137,379)
Partial repurchase of convertible senior notes	—	—	—	(668,929)
Repurchases of common stock	(807,792)	—	(1,000,000)	—
Taxes paid related to net share settlement of equity awards	(47,779)	(7)	(149,560)	(49,235)
Net cash (used in) provided by financing activities	(855,418)	406	(117,238)	438,299
Effect of exchange rate changes on cash and cash equivalents	—	(175)	—	451
Net (decrease) increase in cash and cash equivalents	(926,784)	184,368	(466,683)	873,610
Cash and cash equivalents at beginning of period	2,231,165	1,467,895	1,771,064	778,653
Cash and cash equivalents at end of period	$1,304,381	$1,652,263	$1,304,381	$1,652,263
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs and non-cash interest expense related to convertible senior notes. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the estimated non-GAAP tax rate, Splunk evaluates financial projections based on its non-GAAP results and the tax effect of those projections. The estimated non-GAAP tax rate takes into account many factors including our operating structure and tax positions. The non-GAAP tax rate applied to the three and nine months ended October 31, 2021 was 20%. The applicable fiscal 2021 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs and non-cash interest expense related to convertible senior notes from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Used In Operating Activities to Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(19,381)	$(43,064)	$(4,641)	$(167,096)
Less purchases of property and equipment	(5,467)	(2,491)	(9,830)	(28,307)
Free cash flow (non-GAAP)	$(24,848)	$(45,555)	$(14,471)	$(195,403)
Net cash (used in) provided by investing activities	$(51,985)	$227,201	$(344,804)	$601,956
Net cash (used in) provided by financing activities	$(855,418)	$406	$(117,238)	$438,299

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$100,210	$(4,447)	$(7,579)	$(2,497)	$—	$—	$85,687
Cloud services gross margin	58.8%	1.8%	3.1%	1.0%	—%	—%	64.7%
Cost of revenues	188,290	(21,718)	(8,806)	(2,497)	—	—	155,269
Gross margin	71.7%	3.3%	1.2%	0.4%	—%	—%	76.6%
Research and development	265,145	(85,896)	—	693	—	—	179,942
Sales and marketing	386,932	(62,965)	(5,279)	—	—	—	318,688
General and administrative	112,750	(35,816)	—	—	—	—	76,934
Operating loss	(288,366)	206,395	14,085	1,804	—	—	(66,082)
Operating margin	(43.4)%	31.0%	2.2%	0.3%	—%	—%	(9.9)%
Income tax provision (benefit)	5,532	—	—	—	—	(20,398)	(14,866)
Net loss	$(343,322)	$206,395	$14,085	$1,804	$41,174	$20,398	$(59,466)
Net loss per share (1)	$(2.14)	$1.29	$0.08	$0.01	$0.26	$0.13	$(0.37)
_________________________
(1)                Calculated based on 160,202 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$63,354	$(2,719)	$(5,709)	$—	$—	$—	$—	$54,926
Cloud services gross margin	56.2%	1.9%	3.9%	—%	—%	—%	—%	62.0%
Cost of revenues	136,780	(14,253)	(9,499)	—	(594)	—	—	112,434
Gross margin	75.5%	2.6%	1.7%	—%	0.1%	—%	—%	79.9%
Research and development	190,222	(64,668)	—	—	3,570	—	—	129,124
Sales and marketing	323,146	(45,299)	(4,333)	—	—	—	—	273,514
General and administrative	73,941	(18,678)	—	(2,223)	—	—	—	53,040
Operating loss	(165,517)	142,898	13,832	2,223	(2,976)	—	—	(9,540)
Operating margin	(29.6)%	25.6%	2.4%	0.4%	(0.5)%	—%	—%	(1.7)%
Income tax provision (benefit)	3,714	—	—	—	—	—	(6,699)	(2,985)
Net loss	$(201,531)	$142,898	$13,832	$2,223	$(2,976)	$26,917	$6,699	$(11,938)
Net loss per share (1)	$(1.26)	$0.90	$0.09	$0.01	$(0.02)	$0.17	$0.04	$(0.07)
_________________________
(1)               Calculated based on 160,515 weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$286,311	$(12,815)	$(21,619)	$—	$—	$(3,685)	$—	$—	$248,192
Cloud services gross margin	56.2%	2.0%	3.3%	—%	—%	0.6%	—%	—%	62.1%
Cost of revenues	543,603	(62,335)	(28,631)	—	—	(3,685)	—	—	448,952
Gross margin	69.3%	3.6%	1.6%	—%	—%	0.2%	—%	—%	74.7%
Research and development	772,052	(248,361)	(26)	—	—	5,131	—	—	528,796
Sales and marketing	1,125,169	(186,296)	(15,126)	—	(613)	—	—	—	923,134
General and administrative	399,864	(107,603)	—	(957)	(55,228)	—	—	—	236,076
Operating loss	(1,068,143)	604,595	43,783	957	55,841	(1,446)	—	—	(364,413)
Operating margin	(60.3)%	34.0%	2.5%	0.1%	3.2%	(0.1)%	—%	—%	(20.6)%
Income tax provision (benefit)	8,913	—	—	—	—	—	—	(86,248)	(77,335)
Net loss	$(1,198,274)	$604,595	$43,783	$957	$55,841	$(1,446)	$98,958	$86,248	$(309,338)
Net loss per share (1)	$(7.38)	$3.72	$0.28	$0.01	$0.34	$(0.01)	$0.61	$0.53	$(1.90)
_________________________
(1)                Calculated based on 162,474 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$176,572	$(7,921)	$(16,005)	$—	$(229)		$—	$—		$—	$152,417
Cloud services gross margin	53.9%	2.1%	4.1%	—%	0.1%		—%	—%		—%	60.2%
Cost of revenues	397,449	(42,881)	(30,383)	—	(497)		(594)	—		—	323,094
Gross margin	73.2%	2.9%	2.0%	—%	0.1%		—%	—%		—%	78.2%
Research and development	579,643	(204,037)	(25)	—	(2,884)		10,703	—		—	383,400
Sales and marketing	966,057	(157,591)	(12,999)	—	(1,168)		—	—		—	794,299
General and administrative	234,746	(64,876)	—	(2,223)	(518)		—	—		—	167,129
Operating loss	(693,588)	469,385	43,407	2,223	5,067		(10,109)	—		—	(183,615)
Operating margin	(46.7)%	31.6%	2.9%	0.1%	0.4%		(0.7)%	—%		—%	(12.4)%
Income tax provision (benefit)	3,258	—	—	—	—		—	—		(41,263)	(38,005)
Net loss	$(768,432)	$469,385	$43,407	$2,223	$5,543	(3)	$(10,109)	$64,702	(4)	$41,263	$(152,018)
Net loss per share (1)	$(4.83)	$2.95	$0.27	$0.01	$0.03		$(0.06)	$0.41		$0.26	$(0.96)
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(1)                Calculated based on 158,998 weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(3)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(4)                Includes non-cash interest expense of $71.7 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.

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